UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 17, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

September 17, 2013

Item 3.02.	Unregistered Sales of Equity Securities.

From September 17 - 23, 2013, IZEA, Inc. entered into Securities Purchase Agreements with certain investors (the “Investors”), pursuant to which we privately placed $695,000 units (the “Units”), at a price of $25,000 per Unit (the “Private Placement”), paid in cash. Each Unit consisted of 100,000 shares of our common stock (“Common Stock”), together with two warrants (“Warrants”). The Warrants were composed of one Warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.25 per share and another Warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.50 per share, in each case exercisable for cash at any time during the five years following the date of issuance. As a result of the Private Placement, we issued 2,780,000 shares of our common stock and issued fully-exercisable warrants to purchase up to additional 2,780,000 shares of our common stock. This completes the sale of our securities through this Private Placement. Pursuant to the terms of the Securities Purchase Agreements, we agreed to file a registration statement with the SEC for purposes of registering the resale of the shares of Common Stock and the shares underlying the Warrants within four months after the final closing date (by January 23, 2014) and use our commercially reasonable efforts to have it declared effective no later than six months after the final closing date (by March 23, 2014).

The sale of these Units, combined with our previously sold Units in the Private Placement, as reported in our Current Reports on Form 8-K filed with the SEC on August 21, 2013 and August 30, 2013, resulted in the conversion of promissory notes and accrued interest thereon totaling $1,376,618 into Units on the same terms and conditions as were applicable to other Investors in the Private Placement and provided a total of $2,182,500 in cash proceeds before expenses. These proceeds will be used for general working capital purposes. Our total number of outstanding shares of common stock after the issuance of shares in the Private Placement is 21,512,453 shares.

Item 7.01.	Regulation FD Disclosure.

In September 2013, we distributed general company updates and information through a letter to our shareholders. A copy of the information is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	IZEA, Inc. Shareholder Letter

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: September 23, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer